FIFTH THIRD BANK

TERM NOTE

OFFICER NO. 4003	NOTE No.
$5,000,000.00	September 22, 2003

Promise to Pay. On or before October 1, 2008 (the “Maturity Date”) the undersigned, GREAT LAKES BANCORP INC., a Delaware corporation with its principal office located at 2421 Main Street, Buffalo, New York 14214 (“Borrower”), for value received, hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation at its offices, 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (together with its successors and assigns, the “Lender”) the sum of FIVE MILLION DOLLARS AND 00/100 Dollars ($5,000,000.00) (the “Borrowing”), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time. As used herein, “Local Time” means the time at the office of Lender specified in this Note.

Repayment of Principal. From the Effective Date until December 31, 2005, no payments of principal shall be due and the Borrower shall pay interest only (as provided below). From January 1, 2006 until the Maturity Date, principal shall be due and payable in Twelve (12) quarterly installments in the amount of $416,666.67, as provided in the “Repayment Schedule” attached hereto as Exhibit A; provided that the entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of the Note.

Payment of Interest. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed and shall be paid quarterly in arrears on the first day of each new quarter, based on the Interest Rate in effect during the previous quarter.

Interest Rate. The Borrower may select either Prime Rate (as defined in Section 6.11 below) or a LIBOR Rate (as defined in Section 6.5 below) as the Interest Rate applicable to the principal sum outstanding subject to the following limitations:

     (a)         From the Effective Date until December 31, 2003, the principal sum outstanding shall bear interest at the Prime Rate, then in effect; and

     (b)         From January 1, 2004 until the Maturity Date, the principal sum outstanding shall bear interest at either (i) the Lender’s Prime Rate, or (ii) a LIBOR Rate.

Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Borrowing exceed the maximum rate of interest permitted under applicable state and/or federal usury laws. Any payment of interest that would be deemed unlawful under applicable laws for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

Principal and interest payments shall be made at Lender’s address above unless otherwise designated by Lender in writing. Each payment hereunder shall be applied first to advanced costs, charges and fees, then to accrued interest, and then to principal, which will be repaid in inverse chronological order of maturity.

Pledge Agreement. To secure repayment of this Note and all other Obligations (as defined below) together with all modifications, extensions and renewals thereof, Borrower hereby grants Lender a continuing security interest in all right, title and interest of Borrower in and to 100% of all outstanding shares of Greater Buffalo Savings Bank whether currently outstanding or issued at any point in the future (collectively, the “Collateral”): (i) any and all property in which Lender is at any time granted a Lien for any Obligation including, without limitation, all collateral specified in any of the documents executed in connection with this Note and (ii) any and all additions, substitutions, dividends, distributions (in the form of cash, property, stock or other securities) and other rights related or in addition to the foregoing, and any and all proceeds therefrom (the “Distributions”). Borrower agrees to immediately deliver to Lender all documents, certificates and instruments evidencing the Distributions and any additional documentation requested by Lender to perfect and protect Lender’s security interest therein, and until such delivery Borrower shall hold the same in trust for Lender. Said security interest shall not be enforced to the extent prohibited by the Truth in Lending Act as implemented by Federal Reserve Regulation Z.

Use of Proceeds. Borrower certifies that the proceeds of this loan are to be used for general corporate purposes.

Representations and Warranties. Borrower hereby warrants and represents to Lender the following:

     1.1     Organization and Qualification. Borrower is duly organized, validly existing and in active status under the laws of the State of Delaware, has the power and authority to carry on its business and to enter into and perform all documents relating to this loan transaction, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct in all material respects.

     1.2     Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation and code of regulations or by-laws of Borrower, nor violate any material agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender herein and in the Loan Documents. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. Except for notices and consents sent or obtained by Borrower and Lender as of the date hereof, no notice to, or consent by, any governmental body is needed in connection with this transaction.

     1.3     Litigation. There are no suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting Borrower, and no proceedings before any governmental body are pending or, to the Borrower’s knowledge, threatened against Borrower, except as set forth on Schedule 1.3 attached hereto.

     1.4     Margin Stock. No part of the proceeds of this borrowing from Lender shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender,

Borrower shall furnish to Lender statements in conformity with the requirements of Federal Reserve Form U-1.

     1.5     Business. Borrower is not a party to or subject to any agreement or restriction that may have a material adverse effect on Borrower’s business or properties.

     1.6     Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

     1.7     Laws and Taxes. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable, or, with respect to those taxes which are being contested in good faith, Borrower has made an appropriate reserve on its financial statements for the same. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on this date, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

     1.8     Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all Liens, except for (collectively, the “Permitted Liens”): (a) current taxes and assessments not yet due and payable, (b) Liens, if any, reflected or noted on such balance sheet or notes thereto, (c) assets disposed of in the ordinary course of business, and (d) any security interests, pledges, assignments or mortgages granted to Lender to secure the repayment or performance of the Obligations.

     1.9     Defaults. Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its articles of incorporation and code of regulations or by-laws, or (b) any indenture, mortgage, deed of trust, franchise, permit, or other material contract, agreement or instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated herein shall not result in such default or violation.

     1.10     Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement except for: Greater Buffalo Savings Bank (“Greater Buffalo”).

     1.11     ERISA. Borrower and all individuals or entities that, along with Borrower, would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an “ERISA Affiliate”), are in material compliance with all of their obligations to contribute to any “employee benefit plan ” as that term is defined in Section 3(3) of ERISA. Borrower and each of its ERISA Affiliates are in material compliance with ERISA, and there exists no event described in Section 4043(b) thereof (“Reportable Event”). “ERISA” means the federal Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time, as amended or as may be replaced by a successor statute.

     1.12     Financial Condition. All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Lender are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Lender.

     1.13     Solvency. Borrower is Solvent and upon consummation of the transactions contemplated herein will be Solvent. “Solvent” means that: (a) the total amount of the Borrower’s assets is in excess of the total amount of its liabilities (including contingent liabilities), at a fair valuation; (b) Borrower does not have unreasonably small capital for the business and transactions in which Borrower is engaged or is about to engage; and (c) Borrower does not intend to or believe it will incur obligations beyond its ability to pay as they become due.

Affirmative Covenants. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

     2.1     Access to Business Information. Borrower shall maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Obligations as it may reasonably request from time to time, and (b) communicate directly with any of Borrower’s officers, employees, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of the Borrower.

     2.2     Financial Statements. Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender:

             (a)     Within 45 days after the end of each quarter, a copy of Borrower’s internally prepared consolidated financial statements for that quarter and for the year to date in a form reasonably acceptable to Lender, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

             (b)     Within 90 days after the end of each fiscal year, a copy of Borrower’s annual financial statements certified as complete and correct by the principal financial officer of Borrower and which financial statements shall be audited by a firm of independent certified public accountants acceptable to Lender (which acceptance shall not be unreasonably withheld) and accompanied by an audit opinion of such accountants without qualification;

                (c)     With the statements submitted above, a certificate signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Lender and that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained herein;

If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above shall be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

     2.3     Financial Statement Compliance Certificate. With all financial statements delivered to Lender as provided in Section 2.2(a) and (b) above, Borrower shall deliver to Lender a Financial Statement Compliance Certificate in addition to the other information set forth herein, which certifies that Borrower’s compliance with the financial covenants set forth in Section 2.5 below and further certifies that no Event of Default has occurred, as required by Section 2.2(c).

     2.4     Insurance. At its own cost, Borrower shall obtain and maintain insurance against (a) loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower, and (b) insurance against public liability and third party property damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies shall (i) be issued by financially sound and reputable insurers, (ii) name Lender as an additional insured and, where applicable, as loss payee under a Lender loss payable endorsement satisfactory to Lender, and (iii) shall provide for thirty (30) days written notice to Lender before such policy is altered or canceled. All of the insurance policies required hereby shall be evidenced by one or more Certificates of Insurance delivered to Lender by Borrower on the Closing Date and at such other times as Lender may request from time to time.

     2.5     Financial Covenants: for so long as any of the Obligations remain outstanding, the Borrower and the Subsidiaries shall comply with the following Financial Covenants:

              (a)     Non-performing Loan Ratio. Borrower shall not permit the Non-performing Loan Ratio for the Subsidiaries, on a consolidated basis, to exceed 1.0% at the end of any quarter so long as any of the Obligations remain outstanding.

              (b)     Loss Reserve Coverage Ratio. Borrower shall not permit the Loss Reserve Coverage Ratio for the Subsidiaries, on a consolidated basis, to drop below 105% at the end of any quarter so long as any of the Obligations remain outstanding.

              (c)     Adequate Capitalization. Borrower shall at all times maintain the well-capitalization designation for Borrower and the Subsidiaries, consistent with all applicable banking regulations.

              (d)     Minimum Tangible Net Worth. Borrower and the Subsidiaries shall at all times maintain an Minimum Tangible Net Worth, on a consolidated basis, of ________________.

     2.6     Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a Lien upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or bond in an amount acceptable to Lender.

     2.7     Existence; Business. Borrower and the Subsidiaries shall (a) maintain their existence as a corporation, (b) continue to engage primarily in business of the same general character as that now conducted, and (c) refrain from entering into any lines of business that is not banking related without the prior written consent of the Lender, such consent not to be unreasonably withheld.

     2.8     Compliance with Laws. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets in all respects material to Borrower’s business or assets and shall, within three (3) days of its knowledge thereof, notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law. Borrower shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the conduct of its business and as may be required from time to time by applicable law.

     2.9     Notice of Default. Borrower shall, within three (3) days of its knowledge thereof, give written notice to Lender of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit or limit the ability of Borrower to reaffirm any of the representations or warranties, or to perform any of the covenants, set forth herein.

     2.10     Note Processing Fee/Commitment Fee. Borrower agrees to pay on the Effective Date Commitment Fee to Bank equal to $4,000.

     2.11     Costs. Borrower shall reimburse Lender for any and all fees, costs and expenses including, without limitation, reasonable attorneys’ fees, other professionals’ fees, expert fees, court costs, litigation and other expenses (collectively, the “Costs”) incurred or paid by Lender or any of its officers, employees or agents in connection with: (a) the preparation, negotiation, procurement, review, or enforcement of the Loan Documents or any instrument, agreement, document, consent, waiver, subordination, release of Lien, termination statement, financing statement or other Lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation and protection of Lender’s rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall be due and payable upon demand by Lender. If Borrower fails to pay the Costs when upon such demand, Lender is entitled to disburse such sums as Obligations. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in this Note. This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

     2.12     Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Obligations.

     2.13     Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

Negative Covenants. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date hereof until the Obligations are paid and satisfied in full:

     3.1     Indebtedness. Borrower shall not incur, create, assume or permit to exist any additional Indebtedness for borrowed money (other than the Obligations or the issuance of any Trust Preferred Securities) or Indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations which exceed $100,000.00 in the aggregate in any fiscal year without the prior written consent of the Lender, such consent not to be unreasonably withheld.

     3.2     Payment of Dividends. Borrower shall not pay any dividend or make any other distribution on or in respect of any of its common, preferred stock, or trust preferred securities without the prior written consent of Lender, such consent not to be unreasonably withheld.

     3.3     Merger; Disposition of Assets. Borrower shall not, without the written consent of the Lender, such consent not to be unreasonably withheld, (a) change its capital structure, (b) merge or consolidate with any entity, (c) amend or change its articles of incorporation or code of regulations unless complete copies of such amended articles of incorporation or code of regulations are submitted to the Lender within thirty (30) days of the effective date of such amendment, or (d) sell, lease, transfer or otherwise dispose of, or grant any person an option to acquire, or sell and leaseback, all or any substantial portion of its assets, whether now owned or hereafter acquired.

Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”), Lender may, at its option, without any demand or notice whatsoever, declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:

     4.1     Any failure to make any payment when due of principal or accrued interest on this Note or any other Obligation and such nonpayment remains uncured for a period of ten (10) days thereafter.

     4.2     Any representation or warranty of Borrower set forth in this Note or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading, or, shall become materially inaccurate or misleading after the Effective Date and such representation or warranty remains uncured for a period of ten (10) days after the earlier of (a) receipt of written notice from the Lender of a breach of this covenant, or (b) actual knowledge of a breach of this covenant.

     4.3     Borrower shall fail to observe or perform any other term or condition of this Note or any other term or condition set forth in any agreement, instrument, document, certificate or financial statement evidencing, guarantying or otherwise related to this Note or any other Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of twenty (20) days after the earlier of (a) receipt of written notice from the Lender of a breach of this covenant, or (b) actual knowledge of a breach of this covenant.

     4.4     The dissolution of Borrower, Greater Buffalo or of any endorser or guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

     4.5     Any failure to submit to Lender current financial information within five (5) days of receipt of a written request from the Lender.

     4.6     The creation of any Lien (except a Lien to Lender) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower or any endorser or guarantor hereof including, without limitation, any property deposited with Lender.

     4.7     In the reasonable judgment of Lender, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations, or the Lender deems itself insecure, in the reasonable exercise of the Lender’s judgment and after ten (10) days written notice to Borrower of such change in the existing or prospective financial condition of Borrower or Lender deeming itself insecure.

     4.8     A commencement by the Borrower or any endorser or guarantor of the Obligations of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower or any endorser or guarantor of the Obligations in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any endorser or guarantor of the Obligations, or for any substantial part of the property of Borrower or any endorser or guarantor of the Obligations, or ordering the wind-up or liquidation of the affairs of Borrower or any endorser or guarantor of the Obligations; or the filing and pendency for thirty (30) days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower or any endorser or guarantor of the Obligations of any general assignment for the benefit of creditors; or the failure of the Borrower or any endorser or guarantor of the Obligations generally to pay its debts as such debts become due; or the taking of action by the Borrower or any endorser or guarantor of the Obligations in furtherance of any of the foregoing.

     4.9     Nonpayment by the Borrower of any Rate Management Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Agreement.

     4.10     Any sale, conveyance or transfer of any rights in the Collateral securing the Obligations.

Remedies. In addition to any other remedy permitted by law, upon the occurrence of an Event of Default, Lender may at any time, without notice:

     5.1     Apply the Collateral to this Note or such other Obligations, whether due or not.

     5.2     Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code.

     5.3     Notwithstanding any other legal or equitable rights of Lender, Lender, in the Event of Default, is:

                (a)     hereby irrevocably appointed and constituted attorney-in-fact, with full power of substitution, to exercise all rights of ownership with respect to the Collateral including, but not limited to, the right to collect all income or other distributions arising therefrom and to exercise all voting rights connected with the Collateral; and

                (b)     is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefore, or any additions thereto, through any private or public sale without either demand or notice to Borrower, or any advertisement, the same being hereby expressly waived, at which sale Lender is authorized to purchase said property or any part thereof, free from any right of redemption on the part of Borrower, which is hereby expressly waived and released.

     5.4     In case of sale for any cause, after deducting all costs and expenses of every kind, Lender may apply, as it shall deem proper, the residue of the proceeds of such sale toward the payment of any one or more or all of the Obligations of Borrower, whether due or not due, to Lender; after such application and the return of any surplus, Borrower agrees to be and remains liable to Lender for any and every deficiency after application as aforesaid upon this and any other Obligation.

     5.5     Borrower shall pay all costs of collection incurred by Lender, including its reasonable attorney’s fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

     5.6     Lender’s rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

Definitions. The following definitions are used herein:

     6.1     “Default Rate” means six percent (6%) in excess of the interest rate otherwise in effect under amounts outstanding under this Note. In no event shall the interest rate accruing under this Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect..

     6.2     “Effective Date” means September 22, 2003.

     6.3     “Lien” means any security interest, mortgage, pledge, charge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

     6.4     “LIBOR Interest Period” means:

              (a)     Between January 1, 2003 and December 31, 2005, the LIBOR Interest Period shall be a period of one month, two months, three months or six months at Borrower’s election, so long as the first LIBOR Interest Period selected by the Borrower begins on January 1, 2003 and the last LIBOR Interest Period selected by the Borrower ends on December 31, 2003. If at any time during the period between January 1, 2004 and December 31, 2005, Borrower fails to designate a LIBOR Interest Period and Borrower has not elected another LIBOR Interest Period, Lender may assume that Borrower has elected the Lender’s Prime Rate, then in effect.

              (b)     Between January 1, 2006 and the Maturity Date, LIBOR Interest Period shall be a period of three months or six months at Borrower’s election so long as, for the duration of the period between January 1, 2006 and the Maturity Date, any LIBOR Interest Period selected by the Borrower shall begin on the first day of any quarter thereafter, and shall end on the last day of any quarter thereafter.

     6.5     “LIBOR Rate” means a rate per annum equal to the rate being asked on an amount of Eurodollar deposits equal to the amount of advances subject to a LIBOR Rate election on the first day of a LIBOR Interest Period and which has a maturity corresponding to the maturity of the LIBOR Interest Period, as reported by the Telerate rate reporting system (or any successor) as determined by Lender by noon on the effective date of the LIBOR Interest Period (the “LIBOR Rate”), plus 3.0%. Each determination by Lender of the LIBOR Rate shall be conclusive in the absence of manifest error. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed, and shall be payable on the day after the last day of each LIBOR Interest Period, which in each case shall be the first day of the next quarter. The rate of interest applicable to the principal sum outstanding shall remain at the rate elected for the remainder of the subject LIBOR Interest Period.

     6.6     “Loan Documents” means any and all Rate Management Agreements and each and every document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and “Loan Document” means any one of the Loan Documents.

     6.7.     “Loan Loss Reserve Coverage Ratio” means, for any reporting period, the ratio of Loan Loss Reserve to Non-performing Loans.

        6.8     “Maturity Date” means October 1, 2008.

     6.9     “Non-Performing Loan Ratio” means, for any reporting period, the ratio of the dollar amount of all non-performing loans to the gross dollar amount of all loans.

     6.10     “Obligation(s)” means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to Lender pursuant to this Note, including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the Loan Documents, any and all Rate Management Obligations, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.

     6.11     “Prime Rate” means the rate of interest per annum announced to be its prime rate from time to time by Lender at its principal office in Cincinnati, Ohio, whether or not Lender shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Lender for the prime rate.

     6.12     “Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

     6.13     “Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever

(whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.

     6.14     “Subsidiaries” shall mean, collectively, Greater Buffalo Savings Bank and any subsequently acquired banking subsidiary.

     6.15     “Trust Preferred Securities” shall mean the issuance of any Trust Preferred Security permitted under the regulations promulgated by the Federal Reserve as an approved method of raising Tier One Capital.

Miscellaneous.

     7.1     Late Payments; Default Rate; Fees. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Lender a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by 6% (the “Default Rate”), whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.

     7.2     Prepayment. Borrower may prepay all or part of this Note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates, without penalty. In the event of an involuntary prepayment by acceleration, Borrower shall pay a premium of 2% of the maximum principal amount permitted under this Note. Partial prepayments shall not excuse any subsequent payment due.

     7.3     Entire Agreement. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

     7.4     Severability. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

     7.5     Assignment. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, the Borrower.

     7.6     Modification; Waiver of Lender. The modification or waiver of any of Borrower’s obligations or Lender’s rights under this Note must be contained in a writing signed by Lender. Lender may perform Borrower’s obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower’s obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser or guarantor, or (ii) any of its rights against any co-borrower, guarantor or endorser, or (iii) the Collateral or any other property securing the obligations.

     7.7     Waiver of Borrower. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. The Borrower hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of

Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the “UCC”). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

     7.8     Governing Law; Consent to Jurisdiction. This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law.

     7.9     JURY WAIVER. BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

GREAT LAKES BANCORP, INC.
By:
Its:

STATE OF NEW YORK  )
                                             ) ss:
COUNTY OF ERIE            )

        The foregoing instrument was acknowledged before me this _____day of September, 2003 by (name)____________________, the (title) ____________________of GREAT LAKES BANCORP, INC., a Delaware corporation, on behalf of said corporation.

                                                                                                                    ____________________________________
                                                                                                                    Notary Public

	EXHIBIT A

	REPAYMENT SCHEDULE

Payment Date	Amount of Principal	Outstanding	Interest Payment Due for
	Payment*	Principal Balance	LIBOR Interest Period
		After Receipt of	ending:
		Payment

January 1, 2006	$416,666.67	$4,583,333.33	December 31, 2005

April 1, 2006	416,666.67	4,166,666.66	March 31, 2006

July 1, 2006	416,666.67	3,749,999.99	June 30, 2006

October 1, 2006	416,666.67	3,333,333.32	September 30, 2006

January 1, 2007	416,666.67	2,916,666.65	December 31, 2006

April 1, 2007	416,666.67	2,499,999.98	March 31, 2007

July 1, 2007	416,666.67	2,083,333.31	June 30, 2007

October 1, 2007	416,666.67	1,666,666,64	September 30, 2007

January 1, 2008	416,666.67	1,249,999.97	December 31, 2007

April 1, 2008	416,666.67	833,333.30	March 31, 2008

July 1, 2008	416,666.63	416666.63	June 30, 2008

October 1, 2008	416,666.67†	0	September 30, 2008

*         In addition to the required Principal Payments, Borrower shall make quarterly interest payments in arrears as set forth in the Note.

†         The final payment of $416,666.63 shall be paid together with all accrued and unpaid interest and any other charges, advances, and fees, if any, outstanding hereunder shall be due and payable in full on the Maturity Date, as set forth in the Note.

SCHEDULE 1.3

LITIGATION

1.         None.